Exhibit 99.1

ClubCorp Continues Momentum and Announces Record Second Quarter Results

•	Revenue up 8.1% largely due to increases from all three major revenue streams: dues, food and beverage, and golf operations

•	Adjusted EBITDA up 8.7%

DALLAS, Texas (July 23, 2014) - ClubCorp, The World Leader in Private Clubs® (NYSE: MYCC). ClubCorp announces financial results for its fiscal-year 2014 second quarter ended June 17, 2014. The second quarter of fiscal 2014 and fiscal 2013 consisted of 12 weeks. All growth percentages refer to year-over-year progress.

Second Quarter Results:

•
Revenue increased $15.8 million to $211.4 million for the second quarter of 2014. Revenue was up 8.1% compared to the second quarter of 2013 due to revenue growth from both same store and newly acquired clubs.

•	Adjusted EBITDA(1) increased $4.0 million to $49.9 million. Adjusted EBITDA was up 8.7% from increased revenue and timing of cash distribution from equity investments.

•
Same Store sales grew $7.9 million, up 4.1% versus the prior year; while same store adjusted EBITDA grew $1.9 million, up 3.5% driven largely by stronger operating results at reinvented clubs, and increased dues, a la carte, private event and golf operations revenue.

•	Newly Acquired Clubs, clubs acquired in 2013 or 2014, contributed revenue of $8.3 million and adjusted EBITDA of $1.0 million.

•
Reinvention. Since 2007, ClubCorp has reinvented 22 golf and country clubs and 17 business, sports and alumni clubs. Reinvention is still underway at three same store golf and country clubs and three business, sports and alumni clubs. Also, the addition of reinvention elements are underway at all seven newly acquired clubs, including Oak Tree, Cherry Valley, Chantilly, the two Prestonwood properties and both TPC properties.

•
Acquisitions. As previously disclosed, ClubCorp has added four golf and country clubs associated with the acquisitions of Prestonwood Country Club in Dallas, Texas, TPC Piper Glen in Charlotte, North Carolina and TPC Michigan in Dearborn, Michigan. ClubCorp will also add a new alumni club at the new Baylor University football stadium under construction in Waco, Texas, and two more management agreements to operate business clubs in Hefei, China and the future opening of West Lake Meilu in Hangzhou, China. In total, ClubCorp’s expanded portfolio of owned or operated clubs will be 161.

•
Membership. Total memberships as of June 17, 2014 were 151,758, an increase of 4,371, up 3.0% over memberships at June 11, 2013. Same store golf and country club memberships increased 1.1%, while total golf and country club memberships including newly acquired clubs increased 5.2%. Total business, sports and alumni club memberships decreased 0.1%.

•	O.N.E. and Upgrade Products. Participation has steadily increased with approximately 45% of our memberships now enrolled in one or more of our upgrade programs, compared to 41% a year ago.

•	Free Cash Flow. Free cash flow over the last four quarters was $87.6 million, up from $72.4 million a year ago.

ClubCorp FY14 Q2 Earnings Release	1	Page

2014 Second Quarter and Year to Date Summary:

(Unaudited financial information)

	Second quarter ended			Year to date ended
(In thousands, except for membership)	June 17, 2014 (12 weeks)	June 11, 2013 (12 weeks)	% Change	June 17, 2014 (24 weeks)	June 11, 2013 (24 weeks)	% Change

Total Revenue	$211,418	$195,619	8.1%	$377,141	$350,679	7.5%

Adjusted EBITDA (1)
Golf and Country Clubs	$49,931	$46,834	6.6%	$86,333	$79,467	8.6%
Business, Sports and Alumni Clubs	$8,225	$8,425	(2.4)%	$14,661	$14,137	3.7%
Other	$(8,294)	$(9,402)	11.8%	$(19,074)	$(17,983)	(6.1)%
Adjusted EBITDA (1)	$49,862	$45,857	8.7%	$81,920	$75,621	8.3%

Membership	151,758	147,387	3.0%	151,758	147,387	3.0%
______________________

(1)
This earnings release includes the metric entitled Adjusted EBITDA that is not calculated in accordance with Generally Accepted Accounting Principles in the U.S. ("GAAP"). See "Statement Regarding Non-GAAP Financial Measures" section for the definition of Adjusted EBITDA and the reconciliation later in this earnings release to the most comparable financial measure calculated in accordance with GAAP.

Segment Highlights:
Golf and country clubs (GCC):

•	GCC total revenue of $167.3 million for the second quarter of 2014 increased $15.2 million, up 10.0%, compared to the second quarter of 2013.

•	GCC adjusted EBITDA was $49.9 million, an increase of $3.1 million, up 6.6%.

•	GCC adjusted EBITDA margin was 29.9%, down 90 basis points versus the second quarter of 2013.

•	Same store revenue increased $6.8 million, up 4.5%, driven by increases in base and upgrade dues revenue, a la carte food and beverage revenue, private events revenue, and golf operations revenue.

•	Same store adjusted EBITDA increased $2.1 million, up 4.4%, due to increased revenue.

•	Same store adjusted EBITDA margin was flat versus prior year.

•	Newly acquired golf and country clubs contributed revenue of $8.3 million and adjusted EBITDA of $1.0 million.

Business, sports and alumni clubs (BSA):

•
BSA revenue of $42.7 million for the second quarter of 2014 increased $1.0 million, up 2.4%, compared to the second quarter 2013 due largely to an increase in private events revenue and membership dues.

•	BSA adjusted EBITDA was $8.2 million, declining $0.2 million, or down 2.4%.

•	BSA adjusted EBITDA margin was 19.3%, a decline of 90 basis points versus the prior year, primarily due to an increase in food and beverage cost of sales and increased variable payroll expenses.

ClubCorp FY14 Q2 Earnings Release	2	Page

Quotes:
Eric Affeldt, president and chief executive officer: "We are very pleased with our solid performance in Q2. Our results this quarter continue to validate our growth strategy and reinforce the value of our membership model. Reinventions have done well and are contributing nicely to our same store growth. As a result, membership sales are ahead of last year, and we are seeing an increase in member activity, membership dues, a la carte covers and private events. Newly acquired clubs were also a significant part of our growth this quarter. As our portfolio expands, members continue to participate in one or more of our upgrade programs including our O.N.E. product. The combined focus on organic growth, reinventions and acquisitions proves we are executing against our strategy and our Q2 results confirm this strategy is working.”

Curt McClellan, chief financial officer: “We are delighted with our second quarter results. With the summer season upon us, we have seen an increase in all of our key performance metrics, including membership dues, a la carte and private event food and beverage revenue, and golf operations revenue. Underpinning these results is our three-pronged strategy focused on organic growth, reinvention and acquisitions. We have acquired seven properties in the past year, and have recently completed seven reinvention projects including reinvention elements at two newly acquired properties. New properties and new amenities at reinvented clubs add to the quality, atmosphere and attractiveness of our clubs, and resonate with both existing and prospective members. The consistent quality in revenue and earnings through the second quarter gives us confidence to raise the bottom end of our full year guidance. We look forward to delivering our strategic and financial objectives through the balance of the year.”

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates subject to change, including as a result of matters discussed under the "Forward-Looking Statements" cautionary language which follows, and the Company undertakes no duty to update its guidance. For the full fiscal year, the Company is raising the bottom end of its guidance. For fiscal year 2014, the Company now expects to generate revenue in the range of $845.0 million to $860.0 million and adjusted EBITDA in the range of $184.0 million to $190.0 million.

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs, business, sports, and alumni clubs in North America. ClubCorp owns or operates a portfolio of approximately 160 golf and country clubs, business clubs, sports clubs, and alumni clubs in 25 states, the District of Columbia and two foreign countries that serve over 370,000 members, with approximately 15,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); Capital Club

ClubCorp FY14 Q2 Earnings Release	3	Page

Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company will hold a conference call, July 23, 2014 at 4:30 p.m. CDT (5:30 p.m. EDT) to discuss its second quarter fiscal 2014 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: 877-317-6789 for U.S. callers, 866-605-3852 for Canadian callers and 412-317-6789 for international callers and reference the ClubCorp second quarter conference call (confirmation code 10049618) when prompted. For those unable to participate in the live call, a webcast replay will be available at ir.clubcorp.com one hour after completion of the call.

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, loss on extinguishment of debt, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, non-cash and other adjustments and equity-based compensation expense and an acquisition adjustment.

We began using Adjusted EBITDA as our measurement of segment profit and loss in fiscal year 2014. Prior to this change, we utilized Segment EBITDA (“Segment EBITDA”) as our measurement of segment profit and loss, but we also presented Adjusted EBITDA on a consolidated basis. These two measurements are not materially different. This change was made to align our internal measurement of segment profit and loss with the measurement used to evaluate our performance on a consolidated basis and to reduce the number of non-GAAP measurements we report, thus simplifying our financial reporting. The manner in which we calculate Adjusted EBITDA has not changed.

In addition to Adjusted EBITDA, we are providing a Free Cash Flow (FCF) metric as an additional non-GAAP measure. We believe a FCF metric aids investors in their evaluation of the Company's ability to generate cash, and determine the amount of capital available for general corporate purposes including, but not limited to discretionary growth CAPEX (e.g. reinventions or acquisitions), or cash dividends.

This earnings release and accompanying financial tables include supplemental non-GAAP financial measures titled Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA and Free Cash Flow are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP and is not indicative of net income or loss as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before using as a measure to evaluate the Company's financial performance. Adjusted EBITDA and Free Cash Flow, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

ClubCorp FY14 Q2 Earnings Release	4	Page

The financial statement tables that accompany this press release include a reconciliation of non-GAAP financial measure to the applicable and most comparable GAAP financial measure.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. The Company generally uses the words "may", "will", "could", "expect", "anticipate", "believe", "estimate", "plan", "intend", and similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the

ClubCorp FY14 Q2 Earnings Release	5	Page

Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this release, including EBITDA, Adjusted EBITDA and same store measures, are discussed more fully in the Company's Quarterly Report on Form 10-Q for the fiscal second quarter ended June 17, 2014. This release should be read in conjunction with the 2014 second quarter Form 10-Q.

# # #

(Financial Tables Follow)

ClubCorp FY14 Q2 Earnings Release	6	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS
(In thousands, except for membership, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	Second quarter ended			Year to date ended
GCC	June 17, 2014 (12 weeks)	June 11, 2013 (12 weeks)	% Change (1)	June 17, 2014 (24 weeks)	June 11, 2013 (24 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$67,750	$64,759	4.6%	$133,742	$127,772	4.7%
Food and Beverage	39,819	36,764	8.3%	63,687	59,361	7.3%
Golf Operations	39,404	38,499	2.4%	63,277	61,577	2.8%
Other	11,544	11,653	(0.9)%	21,571	22,215	(2.9)%
Revenue	$158,517	$151,675	4.5%	$282,277	$270,925	4.2%
Adjusted EBITDA	$48,691	$46,625	4.4%	$84,424	$79,258	6.5%
Adjusted EBITDA Margin	30.7%	30.7%	0 bps	29.9%	29.3%	60 bps

New or Acquired Clubs (2)
Revenue	$8,753	$424	NM (1)	$12,764	$424	NM (1)
Adjusted EBITDA	$1,240	$209	NM (1)	$1,909	$209	NM (1)

Total Golf and Country Clubs
Revenue	$167,270	$152,099	10.0%	$295,041	$271,349	8.7%
Adjusted EBITDA	$49,931	$46,834	6.6%	$86,333	$79,467	8.6%
Adjusted EBITDA Margin	29.9%	30.8%	(90) bps	29.3%	29.3%	0 bps

Same Store Memberships	85,386	84,481	1.1%	85,386	84,481	1.1%
Total Memberships	89,799	85,365	5.2%	89,799	85,365	5.2%
Same Store Average Membership (3)	84,501	83,619	1.1%	84,412	83,600	1.0%
Dues per Average Same Store Membership (4)	$802	$774	3.6%	$1,584	$1,528	3.7%
Revenue per Average Same Store Membership (4)	$1,876	$1,814	3.4%	$3,344	$3,241	3.2%
____________________

(1)	Percentage changes that are not meaningful are denoted by "NM."

(2)
New or Acquired Clubs include those clubs which were acquired, opened or added under management agreements in the twenty-four weeks ended June 17, 2014 and fiscal year ended December 31, 2013 consisting of: Oak Tree Country Club, Cherry Valley Country Club, Chantilly National Golf and Country Club, Prestonwood Country Club, Tournament Players Club (“TPC”) Michigan and TPC Piper Glen.

(3)	Same store average membership is calculated using the same store membership count at the beginning and end of the period indicated.

(4)	Same store dues or revenue divided by same store average membership.

ClubCorp FY14 Q2 Earnings Release	7	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS
(In thousands, except for membership, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	Second quarter ended			Year to date ended
BSA	June 17, 2014 (12 weeks)	June 11, 2013 (12 weeks)	% Change (1)	June 17, 2014 (24 weeks)	June 11, 2013 (24 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$17,804	$17,597	1.2%	$35,689	$35,190	1.4%
Food and Beverage	22,189	21,341	4.0%	40,245	38,927	3.4%
Other	2,671	2,710	(1.4)%	5,169	5,379	(3.9)%
Revenue	$42,664	$41,648	2.4%	$81,103	$79,496	2.0%
Adjusted EBITDA	$8,281	$8,425	(1.7)%	$14,732	$14,137	4.2%
Adjusted EBITDA Margin	19.4%	20.2%	(80) bps	18.2%	17.8%	40 bps

New or Acquired Clubs (2)
Revenue	$1	$—	NM (1)	$3	$—	NM (1)
Adjusted EBITDA	$(56)	$—	NM (1)	$(71)	$—	NM (1)

Total Business, Sports and Alumni Clubs
Revenue	$42,665	$41,648	2.4%	$81,106	$79,496	2.0%
Adjusted EBITDA	$8,225	$8,425	(2.4)%	$14,661	$14,137	3.7%
Adjusted EBITDA Margin	19.3%	20.2%	(90) bps	18.1%	17.8%	30 bps

Same Store Memberships	61,746	62,022	(0.4)%	61,746	62,022	(0.4)%
Total Memberships (3)	61,959	62,022	(0.1)%	61,959	62,022	(0.1)%
Same Store Average Membership (4)	61,533	62,166	(1.0)%	61,576	62,034	(0.7)%
Dues per Average Same Store Membership (5)	$289	$283	2.1%	$580	$567	2.3%
Revenue per Average Same Store Membership (6)	$693	$670	3.4%	$1,317	$1,281	2.8%
______________________

(1)    Percentage changes that are not meaningful are denoted by "NM."

(2)
New or Acquired Clubs include those clubs which are under development or were acquired, opened or added under management agreements in the twenty-four weeks ended ended June 17, 2014 and fiscal year ended December 31, 2013 consisting of the Paragon Club of Hefei and Baylor Club.

(3)	Does not include certain international club memberships.

(4)	Same store average membership is calculated using the same store membership count at the beginning and end of the period indicated.

(5)	Same store dues or revenue divided by same store average membership.

ClubCorp FY14 Q2 Earnings Release	8	Page

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

	Second quarter ended		Year to date ended		Four quarters ended
	June 17, 2014 (12 weeks)	June 11, 2013 (12 weeks)	June 17, 2014 (24 weeks)	June 11, 2013 (24 weeks)	June 17, 2014
Net (loss) income	$(17,477)	$7,122	$(21,265)	$(3,369)	$(58,576)
Interest expense	15,572	19,567	31,298	39,147	75,820
Income tax benefit	(7,966)	(2,848)	(8,830)	(2,643)	(4,506)
Interest and investment income	(87)	(69)	(169)	(144)	(370)
Depreciation and amortization	16,799	16,312	33,245	32,467	72,851
EBITDA	$6,841	$40,084	$34,279	$65,458	85,219
Impairments, disposition of assets and (loss) income from discontinued operations (1)	3,430	4,289	5,499	5,513	14,500
Loss on extinguishment of debt (2)	31,498	—	31,498	—	48,354
Non-cash adjustments (3)	463	843	925	1,653	3,201
Other adjustments (4)	5,362	253	5,558	2,018	13,674
Equity-based compensation expense (5)	1,256	—	2,088	—	16,305
Acquisition adjustment (6)	1,012	388	2,073	979	2,400
Adjusted EBITDA	$49,862	$45,857	$81,920	$75,621	$183,653
______________________

(1)	Includes non-cash impairment charges related to property and equipment, loss on disposals of assets and net loss or income from discontinued clubs.

(2)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(3)
Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. ("CCI") in 2006 by affiliates of KSL and expense recognized for our long-term incentive plan related to fiscal years 2011 through 2013.

(4)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less earnings of said investments, income or loss attributable to non-controlling equity interests of continuing operations, franchise taxes, adjustments to accruals for unclaimed property settlements, acquisition costs, debt amendment costs, equity offering costs, other charges incurred in connection with the ClubCorp Formation and management fees, termination fee and expenses paid to an affiliate of KSL.

(5)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(6)
Represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006.

ClubCorp FY14 Q2 Earnings Release	9	Page

CLUBCORP HOLDINGS, INC.
CALCULATION OF FREE CASH FLOW
(In thousands)
(Unaudited financial information)

	Four quarters ended
	June 17, 2014 (53 weeks)	June 11, 2013 (52 weeks)
Adjusted EBITDA (1)	$183,653	$170,893
LESS:
Interest and principal amortization on long-term debt (2)	51,976	65,758
Cash paid for income taxes	4,162	3,051
Maintenance capital expenditures	27,730	18,361
Capital lease principal & interest	12,197	11,350
Free Cash Flow	$87,588	$72,373
_____________________

(1)	See the Adjusted EBITDA reconciliation in the preceding "Reconciliation of Non-GAAP Measures to Closest GAAP Measure" table.

(2)
Interest on long-term debt excludes accretion of discount on member deposits, amortization of debt issuance costs, amortization of term loan discount and interest on notes payable related to certain realty interests which we define as “Non-Core Development Entities”.

ClubCorp FY14 Q2 Earnings Release	10	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Twelve and Twenty-Four Weeks Ended June 17, 2014 and June 11, 2013
(In thousands of dollars)
(Unaudited financial information)

	Second quarter ended			Year to date ended
	June 17, 2014 (12 weeks)	June 11, 2013 (12 weeks)	% Change	June 17, 2014 (24 weeks)	June 11, 2013 (24 weeks)	% Change
REVENUES:
Club operations	$146,253	$136,871	6.9%	$269,070	$251,209	7.1%
Food and beverage	64,055	57,890	10.6%	106,361	97,806	8.7%
Other revenues	1,110	858	29.4%	1,710	1,664	2.8%
Total revenues	211,418	195,619	8.1%	377,141	350,679	7.5%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	133,444	122,664	8.8%	244,430	226,857	7.7%
Cost of food and beverage sales exclusive of depreciation	20,458	18,126	12.9%	34,938	31,994	9.2%
Depreciation and amortization	16,799	16,312	3.0%	33,245	32,467	2.4%
Provision for doubtful accounts	382	192	99.0%	146	902	(83.8)%
Loss on disposals of assets	2,534	2,412	5.1%	4,603	3,631	26.8%
Impairment of assets	895	1,881	(52.4)%	895	1,881	(52.4)%
Equity in earnings from unconsolidated ventures	(323)	(325)	0.6%	(833)	(542)	(53.7)%
Selling, general and administrative	15,688	10,589	48.2%	27,184	20,497	32.6%
OPERATING INCOME	21,541	23,768	(9.4)%	32,533	32,992	(1.4)%

Interest and investment income	87	69	26.1%	169	144	17.4%
Interest expense	(15,572)	(19,567)	20.4%	(31,298)	(39,147)	20.1%
Loss on extinguishment of debt	(31,498)	—	100.0%	(31,498)	—	100.0%
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(25,442)	4,270	(695.8)%	(30,094)	(6,011)	(400.6)%
INCOME TAX BENEFIT	7,966	2,848	179.7%	8,830	2,643	234.1%
(LOSS) INCOME FROM CONTINUING OPERATIONS	(17,476)	7,118	(345.5)%	(21,264)	(3,368)	(531.4)%
Loss from discontinued clubs, net of income tax	(1)	4	(125.0)%	(1)	(1)	—%
NET (LOSS) INCOME	(17,477)	7,122	(345.4)%	(21,265)	(3,369)	(531.2)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(136)	(43)	(216.3)%	(74)	(2)	(3,600.0)%
NET (LOSS) INCOME ATTRIBUTABLE TO CLUBCORP	$(17,613)	$7,079	(348.8)%	$(21,339)	$(3,371)	(533.0)%

NET (LOSS) INCOME	$(17,477)	$7,122	(345.4)%	$(21,265)	$(3,369)	(531.2)%
Foreign currency translation, net of tax	466	(640)	172.8%	147	442	(66.7)%
OTHER COMPREHENSIVE (LOSS) INCOME	466	(640)	172.8%	147	442	(66.7)%
COMPREHENSIVE (LOSS) INCOME	(17,011)	6,482	(362.4)%	(21,118)	(2,927)	(621.5)%
COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(136)	(43)	(216.3)%	(74)	(2)	(3,600.0)%
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO CLUBCORP	$(17,147)	$6,439	(366.3)%	$(21,192)	$(2,929)	(623.5)%

ClubCorp FY14 Q2 Earnings Release	11	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of June 17, 2014 and December 31, 2013
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	June 17, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78,915	$53,781
Receivables, net of allowances	70,382	83,161
Inventories	19,143	15,819
Prepaids and other assets	16,547	13,339
Deferred tax assets, net	10,403	10,403
Total current assets	195,390	176,503
Investments	6,992	8,032
Property and equipment, net	1,260,746	1,234,903
Notes receivable, net of allowances	5,057	4,756
Goodwill	258,459	258,459
Intangibles, net	27,017	27,234
Other assets	24,334	26,330
TOTAL ASSETS	$1,777,995	$1,736,217

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$12,308	$11,567
Membership initiation deposits - current portion	124,929	112,212
Accounts payable	29,493	26,764
Accrued expenses	30,032	36,772
Accrued taxes	18,385	20,455
Other liabilities	67,905	79,300
Total current liabilities	283,052	287,070
Long-term debt	716,779	638,112
Membership initiation deposits	202,900	204,152
Deferred tax liability, net	201,374	210,989
Other liabilities	162,696	157,944
Total liabilities	1,566,801	1,498,267

EQUITY
Common stock of ClubCorp Holdings, Inc., $0.01 par value, 200,000,000 shares authorized; 64,428,380 and 63,789,730 issued and outstanding at June 17, 2014 and December 31, 2013, respectively	644	638
Additional paid-in capital	314,630	320,274
Accumulated other comprehensive loss	(923)	(1,070)
Retained deficit	(114,008)	(92,669)
Total stockholders’ equity	200,343	227,173
Noncontrolling interests in consolidated subsidiaries and variable interest entities	10,851	10,777
Total equity	211,194	237,950
TOTAL LIABILITIES AND EQUITY	$1,777,995	$1,736,217

ClubCorp FY14 Q2 Earnings Release	12	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Twenty-Four Weeks Ended June 17, 2014 and June 11, 2013
(In thousands of dollars)
(Unaudited financial information)

	Year to date ended
	June 17, 2014 (24 weeks)	June 11, 2013 (24 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,265)	$(3,369)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	33,029	31,149
Amortization	216	1,318
Asset impairments	895	1,881
Bad debt expense	142	909
Equity in earnings from unconsolidated ventures	(833)	(542)
Distribution from investment in unconsolidated ventures	1,844	1,545
Loss on disposals of assets	4,653	3,627
Amortization and write-off of debt issuance costs and amortization of term loan discount	5,189	1,053
Accretion of discount on member deposits	9,377	9,328
Amortization of above and below market rent intangibles	(140)	95
Equity-based compensation	2,088	—
Redemption premium payment included in loss on extinguishment of debt	27,452	—
Net change in deferred tax assets and liabilities	(11,105)	2,069
Net change in prepaid expenses and other assets	(6,573)	(5,804)
Net change in receivables and membership notes	15,781	(21,746)
Net change in accounts payable and accrued liabilities	(4,600)	(4,537)
Net change in other current liabilities	(7,529)	17,618
Net change in other long-term liabilities	2,260	3,131
Net cash provided by operating activities	50,881	37,725
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(35,459)	(21,321)
Acquisitions of clubs	(17,187)	(5,228)
Proceeds from dispositions	248	43
Net change in restricted cash and capital reserve funds	(337)	(96)
Return of capital in equity investments	29	54
Net cash used in investing activities	(52,706)	(26,548)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(275,566)	(18,207)
Proceeds from new debt borrowings, net of loan discount	348,250	713
Repayments of revolving credit facility borrowings	(11,200)	—
Proceeds from revolving credit facility borrowings	11,200	—
Redemption premium payment	(27,452)	—
Debt issuance and modification costs	(2,638)	(13)
Distribution to owners	(15,302)	(35,000)
Proceeds from new membership initiation deposits	451	494
Repayments of membership initiation deposits	(803)	(659)
Net cash provided by (used in) financing activities	26,940	(52,672)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	19	39
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	25,134	(41,456)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	53,781	81,965
CASH AND CASH EQUIVALENTS - END OF PERIOD	$78,915	$40,509
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$18,716	$28,604
Cash paid for income taxes	$2,650	$1,675

ClubCorp FY14 Q2 Earnings Release	13	Page